SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY COMM SYS INC

                    GAMCO INVESTORS, INC.
                                 5/31/02            4,600            16.5000
                                 5/31/02            2,000            16.3800
                                 5/31/02            7,000            16.5000
                                 5/31/02           30,000            16.3919
                                 5/30/02            5,000            16.2674
                                 5/28/02           10,000            16.6000
                                 5/24/02            5,000            16.5562
                                 5/24/02            1,000            16.5000
                                 5/24/02            1,000            16.6000
                                 5/24/02            3,000            16.5833


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.